Exhibit 10.1

Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement ("Agreement") is entered into by and between American DG Energy Inc., a Delaware Corporation, (the "Employer") on behalf of itself, its subsidiary EuroSite Power Inc., its related party Ilios Dynamics Inc, its related party Tecogen Inc and each of their respective employees, officers, directors, owners, shareholders and agents (collectively referred to herein as the "Employer Group"), and Barry Sanders (the "Employee") (the Employer and the Employee are collectively referred to herein as the "Parties") as of February 6, 2015 (the "Execution Date").

The Employee's last day of employment with the Employer is February 6, 2015 (the "Separation Date"). After the Separation Date, the Employee will not represent himself as being an employee, officer, attorney, agent or representative of the Employer Group for any purpose. Except as otherwise set forth in this Agreement, the Separation Date will be the employment termination date for the Employee for all purposes, meaning the Employee will no longer be entitled to any further compensation, monies or other benefits from the Employer Group, including coverage under any benefits plans or programs sponsored by the Employer Group.

1. Return of Property. By the Separation Date, the Employee must return all Employer Group property, including identification cards or badges, access codes or devices, keys, credit cards, electronically stored documents or files, physical files and any other Employer Group property in the Employee's possession. Any files and records at home or elsewhere that contain proprietary Employer information should be destroyed.

2. Employee Representations. The Employee hereby represents that he intends to irrevocably and unconditionally fully and forever release and discharge any and all claims he may have, have ever had or may in the future have against the Employer Group that may lawfully be waived and released arising out of or in any way related to his hire, benefits, employment or separation from employment with the Employer Group. The Employee specifically represents, warrants and confirms that: (a) he has no claims, complaints or actions of any kind filed against the Employer Group with any court of law, or local, state or federal government or agency; and (b) he has been properly paid for all hours worked for the Employer Group, and that all commissions, bonuses and other compensation due to him has been paid, including his final payroll check for his salary through and including the Separation Date, which will be paid on the next regularly scheduled payroll date for the pay period including the Separation Date. Any vested benefits under any of the Employer Group's employee benefit plans are excluded and shall be governed by the terms of the applicable plan documents and award agreements. The Employee specifically represents, warrants and confirms that he has not engaged in, and is not aware of, any unlawful conduct in relation to the business of the Employer Group. If any of these statements are not true, the Employee cannot sign this Agreement and must notify the Employer Group immediately, in writing, of the statements that are not true. Such notice will not automatically disqualify the Employee from receiving these benefits, but will require the Employer Group review and consideration.

3. Separation Benefits. In consideration for the Employee's execution, non-revocation of, and compliance with this Agreement, including the waiver and release of claims in Section 4, the Employer Group agrees to provide the following benefits:

(a) Installment payments equal to the Employee's current salary for a period of five months following the Separation Date, minus all relevant taxes and other withholdings to be paid every other Thursday starting on the first pay period following the Effective Date. The first installment payment shall include all amounts that would otherwise have been paid to the Employee during the period beginning on the Separation Date and ending on the first payment date. Notwithstanding the foregoing, no payment shall be made or begin before the Effective Date of this Agreement.

(b) Health insurance reimbursements for six months at a rate of $1,000.00 per month.

(c) All existing Employee options for American DG Energy, EuroSite Power, Ilios Dynamics and Tecogen will continue to vest for a period of two years. For this two year period that options continue to vest, Employee will make himself available to Employer for the purpose of consultation as outlined in item 7, Cooperation. After one year, should Employee work for a direct competitor to Employer as defined in Section 6d of this Agreement, options and consulting shall cease to vest upon notification to Employee by Employer. At that time, contractual exercise terms shall apply.

(d) Employee shall keep his computer, mobile phone and mobile phone number and for a period of one year from the effective date Employer will continue to pay for Employee’s mobile phone service without changes in plan benefits.

(e) Upon the Employee's signed request, the Employer Group will provide the Employee and/or a prospective employer written confirmation of the Employee's employment with the Employer Group, including his job titles, dates of employment and salary information.

(f) The Employee understands, acknowledges and agrees that these benefits exceed what he is otherwise entitled to receive upon separation from employment, and that these benefits are in exchange for executing this Agreement. The Employee further acknowledges no entitlement to any additional payment or consideration not specifically referenced herein.

4. Release.

(a) General Release and Waiver of Claims

2

In exchange for the consideration provided in this Agreement, the Employee and his heirs, executors, representatives, agents, insurers, administrators, successors and assigns (collectively, the "Releasors") irrevocably and unconditionally fully and forever waive, release and discharge the Employer Group, including the Employer's/each member of the Employer Group's parents, subsidiaries, affiliates, predecessors, successors and assigns, and all of their respective officers, directors, employees, shareholders, trustees, partners and OTHER RELATED PERSONS OR ENTITIES, in their corporate and individual capacities (collectively, the "Releasees") from any and all claims, demands, actions, causes of actions, obligations, judgments, rights, fees, damages, debts, obligations, liabilities and expenses (inclusive of attorneys' fees) of any kind whatsoever (collectively, "Claims"), whether known or unknown, from the beginning of time to the date of the Employee's execution of this Agreement, including, without limitation, any claims under any federal, state, local or foreign law, that Releasors may have, have ever had or may in the future have arising out of, or in any way related to the Employee's hire, benefits, employment, termination or separation from employment with the Employer Group and any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter, including, but not limited to (i) any and all claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the National Labor Relations Act, as amended, the Age Discrimination in Employment Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, the Genetic Information Nondiscrimination Act of 2008, all of their respective implementing regulations and/or any other federal, state, local or foreign law (statutory, regulatory or otherwise) that may be legally waived and released; (ii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation and/or severance; (iii) any and all claims arising under tort, contract and/or quasi-contract law, including but not limited to claims of breach of an expressed or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm, wrongful or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, negligent or intentional infliction of emotional distress; and (iv) any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements.

5. Knowing and Voluntary Acknowledgment. The Employee specifically agrees and acknowledges that: (i) the Employee has read this Agreement in its entirety and understands all of its terms; (ii) the Employee has been advised of his right to consult with his attorney prior to executing this Agreement; (iii) the Employee knowingly, freely and voluntarily assents to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (iv) the Employee is executing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which he is otherwise entitled; (v) the Employee understands that the waiver and release in this Agreement is being requested in connection with the cessation of his employment with the Employer Group.

3

The Employee further acknowledges that he has been give twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of his choice, although he may sign it sooner if desired. Further, the Employee acknowledges that he shall have an additional seven (7) days from the date on which he signs this Agreement to revoke consent to his release by delivering notice of revocation to Gabriel Parmese at the Employer Group, 45 First Ave, Waltham, MA 02451, before the end of such seven-day period. In the event of such revocation by the Employee, the Employer Group shall have the option of treating this Agreement as null and void in its entirety.

This Agreement shall not become effective, until the eighth (8th) business day after the Employee and the Employer Group execute this Agreement. Such date shall be the Effective Date of this Agreement. No payments due to the Employee hereunder shall be made or begin before the Effective Date.

6. Post-termination Obligations and Restrictive Covenants.

(a) Acknowledgment

The Employee understands and acknowledges that by virtue of his employment with the Employer Group, he had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Employer Group, and benefitted from the Employer Group's goodwill. The Employee understands and acknowledges that the Employer Group invested significant time and expense in developing the Confidential Information and goodwill.

The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Employer's legitimate business interests in its Confidential Information and goodwill and in the Employee's unique, special or extraordinary services. The Employee further understands and acknowledges that the Employer Group's ability to reserve these for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer Group and that the Employer Group would be irreparably harmed if the Employee violates the restrictive covenants below.

4

(b) Confidential Information

The Employee understands and acknowledges that during the course of his employment by the Employer, he has had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Employer Group and its businesses and existing and prospective customers, suppliers, investors and other associated third parties ("Confidential Information"). The Employee further understands and acknowledges that this Confidential Information and the Employer's ability to reserve it for the exclusive knowledge and use of the Employer Group is of great competitive importance and commercial value to the Employer, and that improper use or disclosure of the Confidential Information by the Employee might cause the Employer to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: the Employer’s business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Employer Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

5

The Employee understands and agrees that Confidential Information developed by him in the course of his employment by the Employer shall be subject to the terms and conditions of this Agreement as if the Employer furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that such disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee's behalf.

(c) Disclosure and Use Restrictions

The Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever (including other employees of the Employer Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Employer Group and, in any event, not to anyone outside of the direct employ of the Employer Group except as required in the performance of any of the Employee's remaining authorized employment duties to the Employer and only after execution of a confidentiality agreement by the third party with whom Confidential Information will be shared or with the prior consent of an authorized officer acting on behalf of the Employer Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Employer Group, except as required in the performance of any of the Employee's remaining authorized employment duties to the Employer or with the prior consent of an authorized officer acting on behalf of the Employer Group in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent). Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order. The Employee shall promptly provide written notice of any such order to an authorized officer of the Employer Group.

The Employee understands and acknowledges that his obligations under this Agreement with regard to any particular Confidential Information shall commence immediately and shall continue during and after his employment by the Employer until such time as such Confidential Information has become public knowledge other than as a result of the Employee's breach of this Agreement or breach by those acting in concert with the Employee or on the Employee's behalf.

6

(d) Non-competition

Because of Employer Group's legitimate business interest as described herein and the good and valuable consideration offered to the Employee, for the period of six months, beginning on the last day of the Employee's employment with the Employer Group, the Employee agrees and covenants not to engage in any CHP Competitive Activity (combined heat and power) with turn-key or onsite applications that require CHP systems of 200 kWh or less.

For purposes of this non-compete clause, "Competitive Activity" means to, directly or indirectly, in whole or in part, engage in, provide services to or otherwise participate in, whether as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern or any other similar capacity, any entity whose “Primary Business” is selling cogeneration equipment specified at 200 kWh’s or less. Primary Business means business from which greater than 50% of a company’s revenue is derived.

(e) Non-solicitation of Employees

The Employee understands and acknowledges that the Employer has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Employer. The Employee agrees and covenants that he shall not, for a period of six (6) months beginning on Employee’s last day of employment with the Employer directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee who has been an employee of the Employer Group during the one (1) year period prior to the Employee’s last day of Employment.

(f) Non-solicitation of Customers

The Employee understands and acknowledges that the Employer has expended and continues to expend significant time and expense in developing customer relationships, customer information and goodwill, and that because of the Employee's experience with and relationship to the Employer Group, he/she has had access to and learned about much or all of the Employer Group's customer information. Customer Information includes, but is not limited to, names, phone numbers, addresses, e-mail addresses, order history, order preferences, chain of command, pricing information and other information identifying facts and circumstances specific to the customer and relevant to sales and services.

The Employee understands and acknowledges that loss of this customer relationship and/or goodwill will cause significant and irreparable harm to the Employer. The Employee agrees and covenants that, for a period of six months beginning on the last day of the Employee's employment with the Employer Group, not to directly or indirectly solicit, Group's current and former customers for purposes of offering or accepting goods or services competitive with those offered by the Employer Group as defined in Section 6d of this Agreement.

This restriction shall only apply to each of the following:

7

(i) customers the Employee contacted in any way during the 1 year before the last day of the Employee's employment with the Employer;

(ii) customers about whom the Employee has trade secret or Confidential Information;

(iii) customers who became customers during the Employee's employment with the Employer Group; and

(iv) customers about whom the Employee has information that is not available publicly.

7. Cooperation. The parties agree that certain matters in which the Employee has been involved during his employment may necessitate the Employee's cooperation with the Employer in the future. Accordingly, for a period of five months following the Separation Date, to the extent reasonably requested by the Employer, the Employee shall cooperate with the Employer in connection with matters arising out of the Employee's service to the Employer; provided that the Employer shall make reasonable efforts to minimize disruption of the Employee's other activities. Employer shall reimburse the Employee for reasonable expenses incurred in connection with such cooperation.

8. Consulting. Employee and Employer agree to a consulting agreement for two years from the effective date. For consulting services over a two year period, the Employer will pay Employee at a rate of $150.00 per hour. After the first year from the effective date, should Employee work for a direct competitor, as defined in Paragraph 6(d) hereof Employer shall have no further obligation to utilize Employee’s services as a consultant.

Non-disparagement. The Employee agrees and covenants that he shall not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Employer Group or its businesses, or any of its employees or officers, and existing and prospective customers, suppliers, investors and other associated third parties. Employer agrees and covenants that neither it nor members of its senior leadership team or board of directors shall at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Employee.

This Section does not, in any way, restrict or impede either party from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The parties shall promptly provide written notice of any such order to the other .

8

10. Confidentiality. The parties agree and covenant that they shall not disclose any of the terms of or amount paid under this Agreement or the negotiation thereof to any individual or entity; provided, however, that the Employee will not be prohibited from making disclosures to his attorney, tax advisors and/or immediate family members, or as may be required by law.

This Section does not, in any way, restrict or impede either party from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order. The parties shall promptly provide written notice of any such order to the other.

11. Remedies. In the event of a breach or threatened breach by either party of any of the provisions of this Agreement, the aggrieved party shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

In the event of a material breach by either party of any of the provisions of this Agreement, the parties consent and agree that the aggrieved party shall be entitled to seek, in addition to other available remedies, an award for liquidated damages for each material breach (the "Liquidated Damages"). The parties acknowledge and agree that the harm caused by a material breach would be impossible or very difficult to accurately estimate at the time of the breach and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from a material breach.

Should the Employee fail to abide by any of the terms of this Agreement or post-termination obligations contained herein, or if he revokes the release contained in Section 4 within the seven-day revocation period, the Employer may, in addition to any other remedies it may have, reclaim any amounts paid to the Employee under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein.

9

12. Successors and Assigns.

(a) Assignment by the Employer Group

The Employer Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Employer Group and its successors and assigns.

(b) No Assignment by the Employee

The Employee may not assign this Agreement or any part hereof. However, any benefit of this Agreement shall inure to the benefit of Employee’s estate. Any purported assignment by the Employee shall be null and void from the initial date of purported assignment.

13. Arbitration. The parties agree that any dispute, controversy or claim arising out of or related to the Employee's employment with the Employer, this Agreement, including the validity of this arbitration clause, or any breach of this Agreement shall be submitted to and decided by binding arbitration in Boston Massachusetts. Arbitration shall be administered under the rules of the American Arbitration Association and any requirements imposed by MA law. Each party shall pay its own costs of arbitration. Any arbitral award determination shall be final and binding upon the Parties and may be entered as a judgment in a court of competent jurisdiction.

14. Governing Law: Jurisdiction and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of Massachusetts without regard to conflicts-of-law principles. Any action or proceeding by either of the Parties to enforce this Agreement shall be brought only in any state or federal court located in the state of Massachusetts, county of Suffolk. The Parties hereby irrevocably submit to the non exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

15. Entire Agreement. Unless specifically provided herein, this Agreement contains all the understandings and representations between the Employee and the Employer Group pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

The Parties mutually agree that the Agreement can be specifically enforced in court and can be cited as evidence in legal proceedings alleging breach of the Agreement.

16. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Employee and by Benjamin Locke of the Employer. No waiver by either of the Parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either of the Parties in exercising any right, power or privilege hereunder operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

10

17. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

The Parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

The Parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

18. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

20. Non-admission. Nothing in this Agreement shall be construed as an admission of wrongdoing or liability on the part of the Employer Group.

21. Notices. All notices under this Agreement must be given in writing by regular mail at the addresses indicated in this Agreement or any other address designated in writing by either party. When providing written notice to the Employer

11

22. Tolling. Should the Employee violate any of the terms of the post-termination obligations articulated herein, the obligation at issue will run from the first date on which the Employee ceases to be in violation of such obligation.

23. Attorneys' Fees. Should the Employee breach any of the terms of this Agreement or the post-termination obligations articulated referenced herein, to the extent authorized by Massachusetts law, the Employee will be responsible for payment of all reasonable attorneys' fees and costs that Employer incurred in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

24. Section 409A. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

25. Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT HIS SIGNATURE BELOW IS AN AGREEMENT TO RELEASE AMERICAN DG ENERGY INC. FROM ANY AND ALL CLAIMS.

SIGNATURE PAGE FOLLOWS

12

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

AMERICAN DG ENERGY INC. AND EMPLOYER GROUP

		By	/s/ Benjamin Locke

Name: Benjamin Locke
Title: Co-CEO
Signature:	/s/ Barry Sanders

Print Name: Barry Sanders

13